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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Southwest Securities Group, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-86234) on Form S-8 of Southwest Securities Group, Inc. of our report dated July 25, 1996, relating to the consolidated statements of financial condition of Southwest Securities Group, Inc. and subsidiaries as of June 28, 1996 and June 30, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended June 28, 1996, and all related schedules, which report appears in the June 28, 1996, annual report on Form 10-K of Southwest Securities Group, Inc.

As discussed in note 1(g) to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1994 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."



                                                KPMG Peat Marwick LLP

Dallas, Texas
July 25 1996